AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HI-TECH PHARMACAL CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	11-2638720
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

369 Bayview Avenue

Amityville, NY 11701

(631) 789-8228

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DAVID S. SELTZER

HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, NY 11701

(631) 789-8228

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES TO:

MARTIN M. GOLDWYN, ESQ.

Tashlik, Kreutzer, Goldwyn & Crandell P.C.

40 Cuttermill Road

Great Neck, NY 11021

(516) 466-8005

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $.01 par value	1,118,000	$22.99	$25,702,820	$2,079.36

(1)	This number includes 258,000 shares of common stock issuable upon the exercise of additional investment rights held by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, such shares shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the approximate average of the high and low prices reported on the Nasdaq National Market on August 6, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 11, 2003.

HI-TECH PHARMACAL CO., INC.

1,118,000 SHARES

COMMON STOCK

The selling stockholders are offering up to 1,118,000 shares of common stock. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may sell these shares from time to time on the Nasdaq National Market. See “Plan of Distribution” on page 13 for a description of sales of the shares by the selling stockholders.

Hi-Tech Pharmacal Co., Inc.’s common stock is listed on the Nasdaq National Market under the symbol “HITK”. The last reported sale price of the common stock on the Nasdaq National Market on August 6, 2003 was approximately $22.48 per share.

INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE “ RISK FACTORS” BEGINNING ON PAGE 6.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2003.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

We own or have rights to various trademarks and trade names used in our business. These include H-T and RxChoice.

SUMMARY

BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU DECIDE TO PURCHASE THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION PROVIDED IN THIS PROSPECTUS UNDER THE HEADING “RISK FACTORS.”

HI-TECH PHARMACAL CO., INC.

OUR BUSINESS:

We develop, manufacture and market branded and generic pharmaceuticals, over-the-counter and nutritional products for the general health care industry. Our primary business is the manufacture of liquid, cream and ointment pharmaceutical formulations. We specialize in difficult to manufacture liquid and semi-solid dosage forms and produce a range of sterile ophthalmic, otic and inhalation products. Our Health Care Products Division is a leading developer and marketer of branded prescription and over-the-counter products for the diabetics marketplace.

Our customers include chain drug stores, drug wholesalers, managed care purchasing organizations, certain Federal government agencies, generic distributors, mass merchandisers, hospitals and mail-order pharmacies. The Company produces a wide range of products for various disease states, including asthma, bronchial disorders, dermatological disorders, allergies, pain, stomach, oral care and neurological disorders and other conditions.

Generic drugs are the chemical and therapeutic equivalents of brand-name drugs. They must meet the same governmental standards as the brand-name drugs they replace, and they must meet all U.S. Food and Drug Administration or FDA guidelines before they can be made or sold. We can manufacture and market a generic drug only if the patent or other government-mandated market exclusivity period for the brand-name equivalent has expired. Generic drugs are typically sold under their generic chemical names at prices significantly below those of their brand-name equivalents. We have received Abbreviated New Drug Application Approvals from the FDA for 27 products.

We intend to concentrate our generic product development activities on brand products with significant US sales as well as niche, specialized or growing markets, such as liquid forms, sterile products and semi-solids, in areas that offer significant opportunities and other competitive advantages.

We currently market more than 70 products to approximately 100 customers, using various marketing strategies, which include professional and consumer sampling programs, telemarketing efforts, coupon promotions and more contemporary packaging to improve point of purchase, impact, media, and trade and journal advertising. The Company has expanded its marketing strategy with programs to include marketing ventures with several companies selling popular non-competing diabetic medications, pharmacy programs and via the Internet using a website.

Our facilities consist of an aggregate of approximately 141,000 square feet of manufacturing, warehousing, laboratory and office space, contained in five buildings in Amityville, New York.

Our products are highly regulated, principally by the FDA, the U.S. Drug Enforcement Agency, state governments and governmental agencies of other countries. Federal and state regulations and statutes impose certain requirements on the testing, manufacture, labeling, storage, record keeping, approval, advertising and promotion of our products. Noncompliance with applicable requirements can result in judicially and administratively imposed sanctions.

OUR ADDRESS:	Our corporate headquarters is located at 369 Bayview Avenue, Amityville, New York 11701. The telephone number at our corporate office is (631) 789-8228, and the facsimile number is (631) 789-8429.

RISK FACTORS:

An investment in our common stock involves substantial risks. In the section of this prospectus entitled “Risk Factors”, beginning on page 6, we have described several matters which we believe are significant and which you should consider very carefully before you decide to invest in the common stock.

THE OFFERING

COMMON STOCK OFFERED:

Of the 1,118,000 shares offered by this prospectus, 860,000 shares are being sold by the selling stockholders who acquired these shares of common stock from us in a private investment transaction on July 17, 2003 and 258,000 shares of common stock are issuable upon the exercise of additional investment rights held by the selling stockholders.

ADDITIONAL INVESTMENT RIGHTS:

The additional investment rights are exercisable in the aggregate to purchase 258,000 shares of common stock at a purchase price of $29.21 per share. The additional investment rights are exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective.

The additional investment rights will likely be exercised only if their exercise price is below the then-current market price of the common stock. Upon exercise of the additional investment rights, we will likely experience some degree of dilution resulting from the issuance of the shares at a price which may be less than the current market price of the common stock. Also, if a large number of shares of common stock are issued upon exercise of the additional investment rights, and then resold, the additional number of shares available for sale in the public market could reduce the market price of our common stock.

USE OF PROCEEDS:

We will not receive any of the proceeds from the sale of shares by the selling stockholders. We received proceeds from the sale of 860,000 shares of common stock offered by this prospectus on July 18, 2003. We will receive additional proceeds if, and to the extent that, the additional investment rights to purchase up to 258,000 shares are exercised. This money will be used for the funding of future acquisitions, research and development and for general corporate purposes.

RISK FACTORS

BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. WE HAVE SET FORTH BELOW THE MATERIAL RISK FACTORS WE BELIEVE TO BE NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE, BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

Risk of New Product Introductions

Our future revenue growth and profitability are dependent in part, upon our ability to develop and introduce new products on a timely basis in relation to our competitors’ product introductions. Our failure to do so successfully could have a material adverse effect on our financial position and results of operations.

FDA approval is required before certain drug products, including generic drug products, can be marketed. The process of obtaining FDA approval to manufacture and market new and generic pharmaceutical products is rigorous, time-consuming, costly and largely unpredictable. We may be unable to obtain requisite FDA approvals on a timely basis for new generic or brand products that we may develop. The timing and cost of obtaining FDA approvals could adversely affect our product introduction plans, financial position and results of operations.

The ANDA process often results in the FDA granting final approval to a number of ANDAs for a given product. We may face immediate competition when we introduce a generic product into the market. These circumstances could result in significantly lower prices, as well as reduced margins, for generic products compared to brand products. New generic market entrants generally cause continued price and margin erosion over the generic product life cycle.

Risk that Approved Products May Not Achieve Expected Levels of Market Acceptance

Our approved products may not achieve expected levels of market acceptance, which could have a material adverse effect on our profitability, financial position and results of operations.

Even if we were able to obtain regulatory approvals of our new pharmaceutical products, generic or brand, the success of those products is dependent upon market acceptance. Levels of market acceptance for new products could be impacted by several factors, including:

•	the availability of alternative products from our competitors;

•	the price of our products relative to that of our competitors;

•	the timing of our market entry;

•	the ability of our customers to market its products effectively to the retail level; and

•	the acceptance of our products by government and private formularies.

Some of these factors are not within our control. New products may not achieve expected levels of market acceptance. Additionally, continuing studies of the proper utilization, safety and efficacy of pharmaceutical products are being conducted by the industry, government agencies and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety and efficacy of previously marketed products. In some cases, these studies have resulted, and may in the future result, in the discontinuance of product marketing. These situations, should they occur, could have a material adverse effect on our profitability, financial position and results of operations.

Industry is Highly Competitive

We face vigorous competition from other pharmaceutical manufacturers that threatens the commercial acceptance and pricing of our products, which could have a material adverse effect on our business, financial position and results of operations.

Our competitors may be able to develop products and processes competitive with or superior to our own for many reasons, including that they may have:

•	proprietary processes or delivery systems;

•	larger research and development and marketing staffs;

•	larger production capabilities, in particular, therapeutic areas;

•	more experience in testing and clinical trials;

•	more products; or

•	more experience in developing new drugs and financial resources.

Each of these factors and others could have a material adverse effect on our business, financial position and results of operations.

Government Regulation

Because the pharmaceutical industry is heavily regulated, we face significant costs and uncertainties associated with our efforts to comply with applicable regulations. Should we fail to comply we could experience material adverse effects on our business, financial position and results of operations.

The pharmaceutical industry is subject to regulation by various Federal and state governmental authorities. For instance, we must comply with FDA requirements with respect to the manufacture, labeling, sale, distribution, marketing, advertising, promotion and development of pharmaceutical products. Failure to comply with FDA and other governmental regulations can result in fines, disgorgement, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA’s review of ANDAs, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although we have internal regulatory compliance programs and policies and have had a favorable compliance history, there is no guarantee that we may not be deemed to be deficient in some manner in the future. If we were deemed to be deficient in any significant way, it could have a material adverse effect on our business, financial position and results of operations.

In addition to the new drug approval process, the FDA also regulates the facilities and operational procedures that we use to manufacture our products. We must register our facilities with the FDA. All products manufactured in those facilities must be made in a manner consistent with current Good Manufacturing Practices (“cGMP”). Compliance with cGMP regulations requires substantial expenditures of time, money and effort in such areas as production and quality control to ensure full technical compliance. Failure to comply with cGMP regulations could result in an enforcement action brought by the FDA, which periodically inspects our manufacturing facilities for compliance, which could include withholding the approval of ANDAs or other product applications of a facility if deficiencies are found at that facility. FDA approval to manufacture a drug is site-specific. If the FDA would cause our manufacturing facilities to cease or limit production, our business could be adversely affected. Delay and cost in obtaining FDA approval to manufacture at a different facility also could have a material adverse effect on our business, financial position and results of operations.

We are subject, as are generally all manufacturers, to various Federal, state and local laws of general applicability, such as laws regulating working conditions, as well as environmental protection laws and regulations, including those governing the discharge of materials into the environment. Although we have not incurred significant costs associated with complying with such environmental provisions in the past, if changes to such environmental provisions are made in the future that require significant changes in our operations or if we engage in the development and manufacturing of new products requiring new or different environmental controls, we may be required to expend significant funds. Such changes could have a material adverse effect on our business, financial position and results of operations.

Limited Number of Major Customers

Our top 10 customers accounted for 64% of our total sales for fiscal 2003. Any significant reduction of business with any of our top 5 customers could have a material adverse effect on our business, financial position and results of operations.

Third Party Suppliers

The active ingredient(s), i.e. the chemical compound(s) and other materials and supplies that we use in our pharmaceutical manufacturing operations, as well as certain finished products, are generally available and purchased from many different foreign and domestic suppliers. In certain cases where we have listed only one supplier in our applications with the FDA, we have received FDA approval to use alternative suppliers should the need arise. However, there is no guarantee that we will always have timely and sufficient access to a critical raw material or finished product. A prolonged interruption in the supply of a single-sourced active ingredient or finished product could cause our financial position and results of operations to be materially adversely affected.

Limited Number of Manufacturing Facilities

Our products are produced at our two manufacturing facilities. A significant disruption at these facilities, even on a short-term basis, could impair our ability to produce and ship products to the market on a timely basis, which could have a material adverse effect on our business, financial position and results of operations.

Consolidation of Customers

A significant amount of our sales is made to a relatively few drug wholesalers, retail drug chains, managed care purchasing organizations, mail order and hospitals. These customers represent an essential part of the distribution chain of generic pharmaceutical products. These customers have undergone, and are continuing to undergo, significant consolidation. This consolidation may result in these groups gaining additional purchasing leverage and, consequently, increasing the product pricing pressures facing our business. Additionally, the emergence of large buying groups representing independent retail pharmacies and the prevalence and influence of managed care organizations and similar institutions potentially enable those groups to attempt to extract price discounts on our products. The result of these developments may have a material adverse effect on our business, financial position and results of operations.

Indemnification Obligations

In the normal course of business, we periodically enter into employment, legal settlements, and other agreements which incorporate indemnification provisions. We maintain insurance coverage which we believe will effectively mitigate our obligations under these indemnification provisions. However, should our obligation under an indemnification provision exceed our coverage or should coverage be denied, it could have a material adverse effect on our business, financial position and results of operations.

Uncertainties of Estimates and Assumptions

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Any changes in estimates, judgments and assumptions used could have a material adverse effect on our business, financial position and results of operations.

The financial statements included in the periodic reports we file with the Securities and Exchange Commission (“SEC”) are prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP involves making estimates of expenses and income. This includes, but is not limited to, estimates, judgments and assumptions used in the adoption of the provisions of various recently issued pronouncements by the Financial Accounting Standards Board SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenues, expenses and income. Any such changes could have a material adverse effect on our business, financial position and results of operations.

Seasonality

Sales of certain products may be affected by seasonal demand such as cough/cold products and as a result first and fourth quarter results for such products tend to be lower than results in other quarters.

If Our Stockholders Sell Substantial Amounts Of Our Common Stock After This Offering, The Market Price Of Our Common Stock May Fall.

The shares covered by the registration statement of which this prospectus forms a part, including the shares issuable upon exercise of the additional investment rights, make up approximately 13% of our issued and outstanding common stock as of August 8, 2003. Sales by our stockholders of substantial amounts of our common stock, or the perception that such sales could take place, could negatively affect the market price of our common stock. If this happens then stockholders may face difficulty in selling their shares and the price at which they may sell their share may be reduced.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” and similar words. You should read statements that contain these words carefully because they: (1)

discuss our future expectations; (2) contain projections of our future operating results or financial condition; or (3) state other “forward-looking” information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this prospectus, as well as any cautionary language in this prospectus, including any of our filings with the Securities and Exchange Commission incorporated herein by reference, provide examples of risks, uncertainties and events that may cause our actual results to be materially worse than the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the risk factors and elsewhere in this prospectus could materially and adversely affect our business. If that happens, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We received proceeds from the sale of 860,000 of the shares of common stock offered by this prospectus, and we will receive additional proceeds if, and to the extent that, the additional investment rights to purchase up to 258,000 shares of Common Stock are exercised by the selling stockholders. This money will be used for the funding of future acquisitions, research and development and general corporate purposes. We will not receive any additional proceeds from the sale of the shares by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.”

SELLING STOCKHOLDERS

Of the 1,118,000 shares offered hereby, 860,000 shares were acquired by the selling stockholders from us in a private placement on July 17, 2003 and 258,000 shares are issuable upon the exercise of additional investment rights acquired by the selling stockholders from us in the private placement.

The initial holders, or their pledgees, donees, distributees, transferees or other successors-in-interest (including, for example, partners in a partnership receiving a distribution of the shares), who are collectively referred to in this prospectus as the selling stockholders, may from time to time offer and sell any and all of the shares of common stock offered under this prospectus.

The following table sets forth, for each selling stockholder, the amount of common stock owned, the number of shares of common stock offered hereby and the number of shares of common stock to be held and the percentage of outstanding common stock to be owned after completion of this offering (assuming the sale of all shares offered under this prospectus). No selling stockholder has had any position, office or other relationship material to Hi-Tech Pharmacal Co., Inc. or any of our affiliates within the past three years.

SELLING STOCKHOLDERS

NAME	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING		NUMBER OF SHARES OFFERED	SHARES BENEFICIALLY OWNED AFTER OFFERING
	NUMBER (1)	PERCENT (2)		NUMBER(1)	PERCENT
Mainfield Enterprises, Inc. (3)	594,897	7.0%	585,000	9,897	*
Deephaven Small Cap Growth Fund LLC (4)	130,000	1.6%	130,000	0	*
Smithfield Fiduciary LLC (5)	130,000	1.6%	130,000	0	*
SF Capital Partners Ltd. (6)	130,000	1.6%	130,000	0	*
Cranshire Capital, L.P. (7)	71,500	0.9%	71,500	0	*
Portside Growth & Opportunity Fund (8)	45,500	0.5%	45,500	0	*
Everspring Master Fund Ltd. (9)	26,000	0.3%	26,000	0	*

*	Less than 1%.

(1)	Assumes that all shares of common stock offered in this prospectus will be sold.

(2)	Based on 8,356,776 shares of common stock issued and outstanding as of August 8, 2003, plus, for each person, such number of shares of common stock subject to additional investment rights held by such person that become exercisable within 90 days of the date of this table.

(3)	Includes 9,897 shares of common stock beneficially owned as of August 8, 2003 and 135,000 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective. Pursuant to an investment management agreement Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares.

(4)	Includes 30,000 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective.

(5)	Includes 30,000 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield.

(6)	Includes 30,000 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective. Brian J. Stark and Michael A. Roth, as managing members of Staro Asset Management, LLC, the investment manager, have voting control and investment discretion over securities held by SF Capital Partners Ltd. Each of Brian J. Stark, Michael A. Roth and Staro Asset Management, LLC disclaims beneficial ownership of the shares held by SF Capital Partners Ltd.

(7)	Includes 16,500 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective. Mitchell P. Kopin, the president of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin, and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

(8)	Includes 10,500 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective.

(9)	Includes 6,000 shares issuable upon the exercise of an additional investment right exercisable at any time after July 17, 2003 until the 90th trading day after the date on which this registration statement becomes effective. Theodore E. Kalem and Brian S. Yeh, as managing members of Everspring Capital, LLC, Everspring Master Fund Ltd.’s investment manager, have voting control and investment discretion over securities held by Everspring Master Fund Ltd.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

Tashlik, Kreutzer, Goldwyn & Crandell P.C., Great Neck, New York, has advised us with respect to the validity of the shares of common stock offered by this prospectus. Martin M. Goldwyn, an officer of Tashlik, Kreutzer, Goldwyn & Crandell P.C., has been granted options to purchase shares of common stock of the Company.

EXPERTS

The financial statements as of April 30, 2003 and 2002 and for each of the years in the three-year period ended April 30, 2003, incorporated by reference in this prospectus and in the registration statement of which this prospectus is part, have been audited by Eisner LLP (“Eisner LLP”), independent certified public accountants, as indicated in their report with respect to such financial statements. The incorporation by reference in this prospectus and in the registration statement of which it is part, is in reliance upon such reports given upon the authority of Eisner LLP, as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Restated Certificate of Incorporation, as amended, our Amended and Restated By-laws and indemnification agreements by and among the Company and our directors and executive officers provide that we will indemnify our directors and officers, to the fullest extent permitted under Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Hi-Tech Pharmacal Co., Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of our SEC filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings also are available to the public on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information from certain of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, certain information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We are incorporating by reference the information contained in the following SEC filings (File No. 0-20424):

•	Our Annual Report on Form 10-K for the year ended April 30, 2003;

•	The “Description of Securities” contained in our Registration Statement on Form 8-A filed July 20, 1992 together with all amendments and reports filed for the purpose of updating that description;

•	All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

•	Any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) subsequent to the initial filing of this prospectus and prior to the date it is declared effective and (ii) subsequent to the date of this prospectus and prior to the termination of this offering. Information in these filings will be incorporated as of the filing date.

You may request copies of these filings by writing or telephoning us as follows, and we will provide to you, at no cost:

Hi-Tech Pharmacal Co., Inc.

369 Bayview Avenue

Amityville, New York 11701

Telephone: (631) 789-8228

Attention: David S. Seltzer

The Internet address of our website is www.hitechpharm.com. Our website provides a link to the SEC’s website through which our annual, quarterly and current reports, and amendments to those reports, are available free of charge. We believe these reports are made available as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our common stock, you should read the registration statement and the exhibits filed with the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates, except for the Securities and Exchange Commission registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the Selling Stockholders (including fees and expenses of counsel for the Registrant), except for the underwriting discount and for legal fees of any counsel selected by any particular Selling Stockholder.

Securities and Exchange Commission registration fee	$ 2,079.36
Nasdaq National Market listing additional shares fee	$22,500.00
Accounting fees and expenses	$10,000.00*
Legal fees and expenses	$25,000.00*
Printing, EDGAR formatting and mailing expenses	$ 2,000.00*
Miscellaneous	$ 200.00*

Total	$61,779.36

* Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

(A)	The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

(a)	“A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

(B) Articles NINTH and TENTH of the Company’s Restated Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

NINTH: “A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.”

(C) Article XI of the Company’s Amended and Restated By-laws contains the following provisions relating to indemnification of officers and directors:

“Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b) Right to Advancement of Expenses. The right to indemnification conferred upon directors and officers in paragraph (a) of this Section shall include the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery to the corporation of an undertaking (hereinafter, an “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to the advancement of expenses (including attorneys’ fees), to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to advancement of expenses to directors and officers of the corporation.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses (including attorneys’ fees) conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.”

ITEM 16.	EXHIBITS

EXHIBIT NO.	NAME OF EXHIBIT

4.1	Specimen certificate for common stock (previously filed).

4.2	Form of Additional Investment Right (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 18, 2003 and incorporated herein by reference)

5.1	Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C.

10.1	Securities Purchase Agreement dated June 30, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 18, 2003 and incorporated herein by reference)

23.1	Consent of Eisner LLP

23.2	Consent of Tashlik, Kreutzer, Goldwyn & Crandell P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

ITEM 17.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

i.	To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Amityville, State of New York, this August 11, 2003.

HI-TECH PHARMACAL CO., INC.

By:	/s/ DAVID S. SELTZER
David S. Seltzer, President

POWER OF ATTORNEY

We, the undersigned officers and directors of Hi-Tech Pharmacal Co., Inc., hereby severally constitute and appoint each of David S. Seltzer and Bernard Seltzer our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-3 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hi-Tech Pharmacal Co., Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering that may be filed under said Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 11, 2003.

SIGNATURE	DATE	TITLE

/s/ BERNARD SELTZER Bernard Seltzer	August 11, 2003	Chairman of the Board

/s/ DAVID S. SELTZER David S. Seltzer	August 11, 2003	Chief Executive Officer, President, Secretary and Director (PRINCIPAL EXECUTIVE OFFICER)

/s/ ARTHUR S. GOLDBERG Arthur S. Goldberg	August 11, 2003	Vice President, Chief Financial Officer and Treasurer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/s/ REUBEN SELTZER Reuben Seltzer	August 11, 2003	Director

/S/ MARTIN M. GOLDWYN Martin M. Goldwyn	August 11, 2003	Director

/s/ YASHAR HIRSHAUT, M.D. Yashar Hirshaut, M.D.	August 11, 2003	Director

/S/ ROBERT M. HOLSTER Robert M. Holster	August 11, 2003	Director

EXHIBIT INDEX

EXHIBIT NO.	NAME OF EXHIBIT

4.1	Specimen certificate for common stock (previously filed).

4.2	Form of Additional Investment Right (filed as Exhibit 4.1 to the Company’s Current Report on form 8-K filed July 18, 2003 and incorporated herein by reference).

5.1	Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C.

10.1	Securities Purchase Agreement dated July 17, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on form 8-K filed July 18, 2003 and incorporated herein by reference)

23.1	Consent of Eisner LLP

23.2	Consent of Tashlik, Kreutzer, Goldwyn & Crandell P.C.

24.1	Power of Attorney (included on signature page)